                                  EXHIBIT 99.1


                        Press Release dated May 23, 2000

                                                                    Exhibit 99.1

        Polymer Group, Inc. Issues Earnings Advisory for Second Quarter

For Immediate Release

                             Tuesday, May 23, 2000

[North Charleston, SC]--Polymer Group, Inc. (NYSE: PGI) announced today, based on preliminary estimates, it currently expects second quarter 2000 earnings to be lower than consensus estimates. PGI currently expects second quarter earnings per share to be between breakeven and $0.04. Second quarter cash flow, or EBITDA, is currently expected to be in the range of $40 million to $41 million. The Company expects many of the factors impacting the second quarter to continue into the third quarter.

Factors affecting or expected to affect second quarter earnings include:

 .    Continued curtailments in orders for selected high margin products from certain consumer products customers

 .    Timing variances between raw material price increases and the pass-through of those increases to contracted customers

 .    Market conditions affecting the Company's ability to pass-through raw material price increases to certain commodity segments

 .    Increased interest expenses caused by interest rate increases and increased indebtedness

 .    Negative impact of foreign exchange rates predominantly in Europe

 .    Period expenses associated with two new APEXTM lines.

Jerry Zucker, Chairman, President and Chief Executive Officer, commented, "We are very disappointed to report lower than expected earnings expectations. We are examining all aspects of the business in order to fill underutilized capacity which had been scheduled for certain higher margin products. We are examining all aspects of our cost structure and we are moving forward with qualifying new suppliers for some raw materials."

A conference call, hosted by Jerry Zucker, will be held at 11:00 AM Eastern Time, Wednesday May 24th, 2000. To listen to this call, please dial 1-800-553-5275. A replay of the call will be available from 3:00 PM Eastern Time May 24th until 11:59 PM Eastern Time May 28th. To access the replay, please call 1-800-475-6701 and enter code 520236.

Polymer Group, Inc., the world's third largest producer of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The Company employs more than 4,500 people and operates 25 manufacturing facilities throughout the world. Polymer Group, Inc. is the exclusive manufacturer of Miratec(R) fabrics, produced using proprietary advanced laser technologies, which the Company believes have the potential to replace traditionally woven and knit textiles in a wide range of applications. Miratec(R) is a registered trademark of Polymer Group, Inc.

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause actual results to differ from those indicated in forward-looking statements can include, but are not limited to, the following: (i) increased competition in markets in which the Company competes, (ii) increased costs, (iii) changes in conditions of the general economy and (iv) the Company's substantial leverage position. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the Company's Registration Statement on Form S-4, declared effective on July 1, 1998.

For further information, please contact:

  Robert Johnston
  Investor Relations
  Polymer Group, Inc.
  P.O. Box 5069
  North Charleston, South Carolina, 29405
  Telephone No.: (843) 566-7293
  E-mail: johnstonr@pginw.com   Web: www.polymergroupinc.com
          -------------------        -----------------------